                                                                     Exhibit 4.2


                                   AGREEMENT

        Reference is made to that certain engagement letter between SG Cowen Securities Corporation ("SG Cowen") and Starbase Corporation ("Starbase"), dated February 7, 2001 (the "Engagement Letter"). (Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Engagement Letter). SG Cowen and Starbase, hereby agree as follows:

1. In contemplation of the payment of the fees and expenses owed to SG Cowen as of the date hereof pursuant to Sections 3 and 4 of the Engagement Letter, Starbase shall (A) pay SG Cowen US $150,000 in cash (the "Cash Payment") and (B) issue to SG Cowen 2,791,235 shares of Starbase's common stock (the "Shares"). Starbase shall wire the Cash Payment as soon as practicable after Starbase has completed its contemplated equity financing, pursuant to the following wire transfer instructions: Bank of New York; New York, New York; ABA #021 000 018; A/C SG Cowen Securities Corporation; A/C #8661013908; Ref: Starbase Corporation (43001-408); Attention: Michael Kendal. The Shares shall be delivered to the account of SG Cowen promptly, but no later than the day following the date hereof, pursuant to the following transfer instructions: SG Cowen Securities; Financial Square; Attn: Special Account Group, 27th Floor; New York, NY 10005;
Ref: A/C #7558-6129 (SG Cowen Securities Corp.).

2. Starbase represents that (A) the Shares have been validly issued and authorized, are fully paid and non-assessable and free and clear of any liens or security interests whatsoever and (B) there are no consents or authorizations required for the transfer of the Shares to SG Cowen.

3. The Shares are "restricted" shares and may only be sold pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption therefrom.

4. Starbase will file a registration statement with the Securities and Exchange Commission (the "SEC") to register the Shares (the "Registration Statement"). Starbase will file the Registration Statement on the thirty-first day following the filing of the Equity Financing Registration Statement (as defined below); provided, however, that Starbase shall not be obligated to cause the Registration Statement to be declared effective by the SEC prior to the thirty-first day following the date that the registration statement to be filed by Starbase to register shares of common stock issuable in connection with the recent equity financing consummated by Starbase on November 21, 2001 (the "Equity Financing Registration Statement") has been declared effective by the SEC. Starbase shall promptly notify SG Cowen of the date that the Equity Financing Registration Statement is filed and the date it is declared effective.

5. SG Cowen and Starbase agree to the additional rights and obligations with respect to the Shares set forth in the registration rights provisions attached hereto as Exhibit A (the "Registration Rights Provisions"), which provisions are an integral part of this Agreement and are incorporated by reference herein in their entirety; provided, that to the extent any terms and provisions in the Registration Rights Provisions are inconsistent with this Agreement, including, but not limited to, the registration of the Shares by December 31, 2001, or as soon as practicable after a written request by SG Cowen, the terms and provisions of Section 4 shall govern.

6. SG Cowen hereby agrees that during any week it shall not sell such number of shares of common stock that exceeds twenty percent (20%) of the immediately preceding week's trading volume of Starbase's common stock as reported by Bloomberg Financial Markets.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. No claim or dispute arising out of, or in connection with, this Agreement may be commenced, presented or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters and

Starbase and SG Cowen consent to the jurisdiction of such courts and personal service. SG COWEN AND STARBASE WAIVE ANY RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO, OR ARISING OUT OF THIS AGREEMENT. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Starbase and SG Cowen. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8. Starbase hereby acknowledges that the terms and conditions of this Agreement have been ratified, approved and confirmed in all respects by the Starbase Board of Directors.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 10th day of December, 2001.


STARBASE CORPORATION                     SG COWEN SECURITIES CORPORATION

By: ______________________               By: ___________________________________
        Name:                                     Name:
        Title:                                    Title:

                                    Exhibit A

                         REGISTRATION RIGHTS PROVISIONS

Starbase agrees that SG Cowen will have the following registration rights with respect to the Shares:

A.  Definitions.

            As used in this Exhibit A:

            (i) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

            (ii) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

            (iii) "Registration Expenses" shall mean all registration expenses incurred by Starbase in registering the Shares, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Starbase, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Starbase, which shall be paid in any event by Starbase);

            (iv) "Act" shall mean the Securities Act of 1933, as amended; and

            (v) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

B. Requested Registration.

            If Starbase has not registered the Shares by December 31, 2001 and receives from SG Cowen, at any time thereafter, a written request that Starbase effect a registration with respect to all or a part of the Shares, Starbase will as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Shares as are specified in such request.

            As long as no limitations with respect to underwriting or otherwise exist on the number of Shares to be registered, the registration statement filed pursuant to the request of SG Cowen may, include other securities of Starbase which are held by officers or directors of Starbase, or which are held by persons who, by virtue of agreements with the Starbase, are entitled to include their securities in any such registration, but Starbase shall have no absolute right to include any of its securities in any such registration.

            The registration rights set forth in this Section B shall be assignable, in whole or in part, to any transferee of Shares.

C. Company Registration.

            If Starbase shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Shares, Starbase will:

            (i) promptly give to SG Cowen a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (ii)include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made by SG Cowen within fifteen (15) days after receipt of the written notice from Starbase described in clause (i) above. Such written request may specify all or a part of the Shares.

            The registration rights granted pursuant to this Section C shall be assignable in whole or in part, to any transferee of the Shares.

D.  Form S-3.

            If Starbase has qualified for the use of Form S-3, SG Cowen shall have the right to request up to 3 registrations on Form S-3 (such requests shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition of Shares); provided however, that Starbase shall not be required to effect a registration pursuant to this Section D within 180 days of the effective date of the most recent registration pursuant to this
Section in which securities held by the SG Cowen could have been included for sale or distribution.

E.  Expenses of Registration.

            All Registration Expenses incurred in connection with any registration, qualification or compliance shall be borne by Starbase.

F.  Registration Procedures.

            In the case of each registration effected, Starbase will keep SG Cowen, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Starbase will:

            (i) keep such registration effective for a period of three hundred sixty five (365) days or until SG Cowen has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

            (ii) furnish such number of prospectuses and other documents incident thereto as SG Cowen, from time to time may reasonably request.

G.  Indemnification.

            (i) Starbase will indemnify SG Cowen, its officers, directors and employees, and its subsidiaries and affiliates, with respect to each registration which has been effected, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Starbase of the Act or any rule or regulation thereunder applicable to Starbase and relating to action or inaction required of Starbase in connection with any such registration, qualification or compliance, and will reimburse SG Cowen, each of its officers, directors and employees, and its subsidiaries and affiliates, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Starbase will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Starbase by SG Cowen and stated to be specifically for use therein.

            (ii) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to Starbase (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section G unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (iii) If the indemnification provided for in this Section G is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (iv) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

H.  Information by SG Cowen.

            SG Cowen shall furnish to Starbase such information regarding it and the distribution proposed by SG Cowen as Starbase may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance.

I.  Rule 144 Reporting.

            With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, Starbase agrees to:

            (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from;

            (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of Starbase under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (iii) so long as SG Cowen owns any Shares, furnish to SG Cowen upon request, a written statement by Starbase as to its compliance with the reporting requirements of Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of Starbase, and such other reports and documents so filed as SG Cowen may reasonably request in availing itself of any rule or regulation of the Commission allowing SG Cowen to sell any such securities without registration.